   As filed with the Securities and Exchange Commission on February 13, 2004
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                DOUBLECLICK INC.
               (Exact name of issuer as specified in its charter)

                Delaware                                   13-3870996
   (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)

    111 Eighth Avenue, 10th Floor                            10011
          New York, New York
(Address of Principal Executive Offices)                  (Zip Code)

                   DoubleClick Inc. 1997 Stock Incentive Plan
               DoubleClick Inc. 1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                                Bruce D. Dalziel
                             Chief Financial Officer
                                DoubleClick Inc.
                          111 Eighth Avenue, 10th Floor
                            New York, New York 10011
                     (Name and address of agent for service)

                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


================================================================================================================================
                                                                  Proposed Maximum       Proposed Maximum
                                               Amount to be        Offering Price           Aggregate            Amount of
   Title of Securities to be Registered       Registered(1)           Per Share           Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share    2,900,000 shares(2)       $11.41(3)           $33,089,000(3)          $4,192.38
================================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of (i) 2,000,000 shares issuable under the DoubleClick Inc. 1997 Stock Incentive Plan and (ii) 900,000 shares issuable under the DoubleClick 1999 Employee Stock Purchase Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on February 12, 2004.

===============================================================================

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission:

     (1) Registration Statement on Form S-8 (File No. 333-48277), filed on March 19, 1998, relating to 3,000,000 shares of Common Stock to be offered and sold under the Registrant's 1997 Stock Incentive Plan;

     (2) Registration Statement on Form S-8 (File No. 333-90653), filed on November 9, 1999, relating to an additional 8,000,000 shares of Common Stock to be offered and sold under the Registrant's 1997 Stock Incentive Plan and 500,000 shares of Common Stock to be offered and sold under the Registrant's 1999 Employee Stock Purchase Plan;

     (3) Registration Statement on Form S-8 (File No. 333-30726), filed on February 18, 2000, relating to an additional 4,748,152 shares of Common Stock to be offered and sold under the Registrant's 1997 Stock Incentive Plan;

     (4) Registration Statement on Form S-8 (File No. 333-55618), filed on February 14, 2001, relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the Registrant's 1997 Stock Incentive Plan and an additional 900,000 shares of Common Stock to be offered and sold under the Registrant's 1999 Employee Stock Purchase Plan;

     (5) Registration Statement on Form S-8 (File No. 333-81346), filed on January 24, 2002, relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the Registrant's 1997 Stock Incentive Plan and an additional 900,000 shares of Common Stock to be offered and sold under the Registrant's 1999 Employee Stock Purchase Plan; and

     (6) Registration Statement on Form S-8 (File No. 333-103175), filed on February 13, 2003, relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the Registrant's 1997 Stock Incentive Plan and an additional 900,000 shares of Common Stock to be offered and sold under the Registrant's 1999 Employee Stock Purchase Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of February, 2004.

                                  DOUBLECLICK INC.


                                  By:   /s/ Kevin P. Ryan
                                        --------------------------------------
                                        Kevin P. Ryan
                                        Chief Executive Officer and Director

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of DoubleClick Inc., hereby severally constitute and appoint Kevin P. Ryan and Bruce D. Dalziel, and each of them singly, our true and lawful attorneys with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable DoubleClick Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                  Title                                  Date
               ---------                                  -----                                  ----
/s/ Kevin J. O'Connor                             Chairman of the Board                   February 13, 2004
------------------------------------
Kevin J. O'Connor

/s/ Kevin P. Ryan                         Chief Executive Officer and Director            February 13, 2004
------------------------------------          (principal executive officer)
Kevin P. Ryan

/s/ Bruce Dalziel                                Chief Financial Officer                  February 13, 2004
------------------------------------          (principal financial officer)
Bruce D. Dalziel

/s/ Cory Douglas                                  Corporate Controller                    February 13, 2004
------------------------------------         (principal accounting officer)
Cory Douglas

/s/ Dwight A. Merriman                                  Director                          February 13, 2004
------------------------------------
Dwight A. Merriman

/s/ David N. Strohm                                     Director                          February 13, 2004
------------------------------------
David N. Strohm

/s/ Mark E. Nunnelly                                    Director                          February 13, 2004
------------------------------------
Mark E. Nunnelly

/s/ W. Grant Gregory                                    Director                          February 13, 2004
------------------------------------
W. Grant Gregory

/s/ Don Peppers                                         Director                          February 13, 2004
------------------------------------
Don Peppers

/s/ Thomas S. Murphy                                    Director                          February 13, 2004
------------------------------------
Thomas S. Murphy

                                INDEX TO EXHIBITS

Exhibit
Number                             Exhibit
-------                            -------

 4.1 Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-108789))

 4.2 Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.5 of the Registrant's Registration Statement on Form S-1 (File No. 333-4232))

 5.1    Opinion of Hale and Dorr LLP

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2    Consent of Hale and Dorr LLP, (included in Exhibit 5.1)

24.1 Power of Attorney (included on the signature page to this registration statement)